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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                              FEBRUARY 28, 1995
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                        COMMISSION FILE NUMBER 1-9718

                                PNC BANK CORP.

            (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                                25-1435979
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)



                                ONE PNC PLAZA
                         FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA 15265
                   (Address of principal executive offices)
                                  (Zip Code)



                                (412) 762-3900
             (Registrant's telephone number, including area code)

        (Former name or former address, if changed since last report)






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ITEM 5. OTHER EVENTS


        Acquisition of BlackRock Financial Management L.P.

        Effective at the close of business on February 28, 1995, PNC
        Bank Corp. ("Corporation") completed its acquisition of BlackRock Financial Management L.P. ("BlackRock") for approximately $240 million in cash and notes. BlackRock, is a New York-based fixed income management firm with approximately $24.3 billion of assets under management. The Corporation now manages approximately $80 billion of discretionary assets and administers approximately $196 billion of total trust and mutual fund assets. The transaction is expected to add about 20 percent to the Corporation's investment management and trust revenues on an annualized basis.

        BlackRock will operate as a subsidiary of PNC Asset Management Group, Inc., a newly formed subsidiary of PNC Bank, N.A. that holds the Corporation's specialized investment management companies.

        Acquisition of Brentwood Financial Corporation

        Effective at the close of business on March 3, 1995, the Corporation completed its acquisition of Brentwood Finanical Corporation, Cincinnati, Ohio, for approximately $20.9 million in cash. The acquisition added assets and deposits of approximately $96 million and $78 million, respectively.

        Agreement to Acquire Chemical Bank New Jersey

        On March 7, 1995, the Corporation entered into a definitive agreement with Chemical Banking Corp. ("Chemical") to acquire Chemical Bank New Jersey. The total purchase price will approximate $504 million, subject to closing adjustments in accordance with the terms of the agreement. As part of the purchase price, the Corporation has the option to issue up to $300 million of perpetual preferred stock to Chemical.

        The Chemical Bank New Jersey franchise being acquired consists of a network of 84 branches located in 15 counties throughout central and southern New Jersey, adjacent to the Corporation's existing operations in eastern Pennsylvania and Delaware. Chemical will retain its northern New Jersey banking operations focused in the New York metropolitan region. The transaction includes approximately $1.8 billion of consumer loans, $500 million of middle-market commercial loans and retail core deposits of approximately $2.9 billion. The Corporation is not acquiring any nonperforming assets.

        The Corporation expects to complete the acquisition prior to year-end 1995, subject to regulatory approvals.



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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PNC BANK CORP.
                                            (REGISTRANT)

Date: March 14, 1995                     By /s/ Robert L. Haunschild
                                            --------------------------
                                            Robert L. Haunschild
                                            SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER





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